UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2018 (May 30,  2018)

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000‑24389	36‑4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois  60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 766-4001

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[   ]            Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR    240.14d‑2(b))

[   ]            Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

On June 1, 2018, OneSpan Inc., formerly known as VASCO Data Security International, Inc. (“the Company”) filed a current report on Form 8-K (the “Original 8-K”) reporting that on May 30, 2018 the Company entered into an all cash stock purchase agreement of Dealflo Limited (“Dealflo”). This Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of Dealflo and the unaudited pro forma condensed combined financial statements required by Items 9.01(a) and 9.01 (b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to those items. All other items in the Original Form 8-K remain the same.

Item 9.01. Financial Statements and Exhibits

(a.)	Financial Statements of Business Acquired

The audited financial statements of Dealflo for the periods ended December 31, 2017 and 2016 are filed herewith as Exhibit 99.2 Such financial statements of Dealflo were prepared in accordance with United Kingdom Generally Accepted Accounting Principles.

(b.)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information and balance sheet of the Company and Dealflo for the year ended December 31, 2017, and the quarter ended March 31, 2018 are filed herewith as Exhibit 99.3

The following Exhibits are furnished herewith:

Exhibit Number	Description

99.2	Audited financial statements of Dealflo Limited for the periods ended December 31, 2017 and 2016

99.3	Unaudited pro forma condensed combined financial information of the Company and Dealflo Limited for the year ended December 31, 2017, and the quarter ended March 31, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2018	OneSpan Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer

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